Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Re: Performance Sports Group Ltd.

We consent to the use in Performance Sports Group Ltd.’s Registration Statement on Form S-8 of our report dated August 12, 2014, with respect to the consolidated statements of financial position of Performance Sports Group Ltd. as of May 31, 2014 and 2013, and the related consolidated statements of comprehensive income, changes in equity and cash flows, for the years then ended, incorporated herein by reference.

/s/ KPMG LLP

Boston, MA
August 28, 2014